O’Reilly Auto Parts

Professional Parts People

March 20, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of O'Reilly Automotive, Inc. to be held at the Clarion Hotel, Ballrooms 1 and 2, 3333 South Glenstone Avenue, Springfield, Missouri 65804 on Tuesday, May 8, 2007, at 10:00 a.m. Central Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience or vote via telephone or Internet using the instructions on the proxy card. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

In order to assist us in preparing for the Annual Meeting, please let us know if you plan to attend by contacting Tricia Headley, our Corporate Secretary, at 233 South Patterson, Springfield, Missouri 65802, (417) 874-7161.

We look forward to seeing you at the Annual Meeting.

David E. O'Reilly

Chairman of the Board

O'REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

_________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 8, 2007

_________________________________________

Springfield, Missouri

March 20, 2007

The Annual Meeting of Shareholders of O'Reilly Automotive, Inc. (the “Company”), will be held on Tuesday, May 8, 2007, at 10:00 a.m., Central Time, at the Clarion Hotel, Ballrooms 1 and 2, 3333 South Glenstone Avenue, Springfield, Missouri 65804, for the following purposes:

(1)	To elect three Class II Directors, each to serve for a three-year term; and
(2)	To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2007; and
(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 28, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available during usual business hours at the office of the Corporate Secretary, Tricia Headley, at 2831 South Ingram Mill Road, Springfield, MO 65804, to be examined by any shareholder for any purpose reasonably related to the Annual Meeting for 10 days prior to the date thereof. The list will also be available for examination throughout the course of the meeting.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we request you to mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close on Monday, May 7, 2007, at 11:59 p.m. Eastern Time.

A copy of the Company's Annual Shareholders' Report for fiscal year 2006 accompanies this notice.

By Order of the Board of Directors,

Tricia Headley

Secretary

O'REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

________________________________

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of O'Reilly Automotive, Inc. (the Company), for use at the Annual Meeting of the Company's shareholders to be held at the Clarion Hotel, Ballrooms 1 and 2, 3333 South Glenstone Avenue, Springfield, Missouri 65804, on Tuesday, May 8, 2007, at 10:00 a.m., Central time, and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy card in the enclosed envelope or vote via telephone or Internet using the instructions on the proxy, and the shares represented thereby will be voted in accordance with your wishes. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 20, 2007.

Solicitation of proxies is being made by the Company and will be made primarily by mail. The cost of solicitation of proxies will be borne by the Company and will also include reimbursement paid to brokerage firms and others for their reasonable out-of-pocket expenses of forwarding solicitation materials to their principals.

Our principal executive office is located at 233 South Patterson, Springfield, Missouri 65802.

REVOCABILITY OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing at the principal office of the Company of such revocation at any time prior to the voting of the proxy.

RECORD DATE

Shareholders of record at the close of business on February 28, 2007, will be entitled to vote at the Annual Meeting.

ACTION TO BE TAKEN UNDER PROXY

All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholders’ directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the accompanying proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

(1)

FOR the election of Lawrence P. O’Reilly, Rosalie O’Reilly-Wooten and Joe C. Greene, named herein as nominees for Class II Directors of the Company, to hold office until the annual meeting of the Company's shareholders in 2010 and until his or her successor has been duly elected and qualified; and

(2)	FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007; and

(3)	According to their judgement on the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. The shareholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

No nominee has indicated that he would be unable or unwilling to serve as a Director. However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other persons in their stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve as a Director.

VOTING SECURITIES AND VOTING RIGHTS

On February 28, 2007, there were 113,981,927 shares of Common Stock outstanding, which constitute all of the outstanding shares of the voting capital stock of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, including the election of Directors.

A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares present at the meeting but which abstain or are represented by proxies that are marked "WITHHOLD AUTHORITY'' with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of Directors.

The vote required for the other proposals described in this Proxy Statement and for any other matter properly brought before the meeting will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal unless Missouri law or the Company’s Restated Articles of Incorporation or Amended and Restated Bylaws require a greater vote. Shares present at the meeting that abstain (including proxies that deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter.

While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the meeting for purposes of such matter or matters and, therefore, will have no effect thereon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 28, 2007, with respect to each person (other than management) known to the Company to be the beneficial owner of more than five percent (5%) of our outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	9,775,050 (1)	8.6%

George S. Loening 380 Lafayette Street, 6th Floor New York, New York 10003	7,908,401 (2)	7.0%

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, Utah 84111	7,352,468 (3)	6.5%

___________

(1)

As reflected on such beneficial owner’s Schedule 13G/A dated February 14, 2007, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of the 9,775,050 shares reported, Price Associates claimed sole voting power of 2,254,050 shares, no shared voting power, sole dispositive power of 9,775,050 shares and no shared dispositive power.

(2)

As reflected on the Schedule 13G/A filed jointly by George S. Loening, Select Equity Group, Inc. (“Select”) and Select Offshore Advisors, LLC (“Select Offshore”) dated February 14, 2007, provided to the Company in accordance with the Exchange Act. Mr. Loening is the controlling shareholder of Select and Select Offshore and claimed sole voting power of 7,908,401 shares, no shared voting power, sole dispositive power of 7,908,401 shares and no shared dispositive power.

(3)

As reflected on such beneficial owner’s Schedule 13G/A dated February 14, 2007, provided to the Company in accordance with the Exchange Act. Wasatch claimed sole voting power of 7,352,468 shares, no shared voting power, sole dispositive power of 7,352,468 shares and no shared dispositive power.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth, as of February 28, 2007, the beneficial ownership of each current Director (including the nominees for Director), each of the executive officers named in the Summary Compensation Table set forth herein and the executive officers and Directors as a group, of the outstanding common stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the following table have sole voting and investment power.

Name	Amount and Nature of Beneficial Ownership(a)	Percent of Class
Charles H. O'Reilly, Jr. (b)	956,631	*
David E. O'Reilly (c)	3,147,921	2.7%
Lawrence P. O'Reilly (d)	1,009,777	*
Rosalie O'Reilly-Wooten (e)	1,623,071	1.4%
Jay D. Burchfield (f)	83,000	*
Joe C. Greene (g)	17,800	*
Paul R. Lederer (h)	80,000	*
John Murphy (i)	10,000	*
Ronald Rashkow (j)	15,000	*
Ted F. Wise (k)	565,489	*
Greg Henslee (l)	362,115	*
James R. Batten (m)	105,690	*
Thomas G. McFall (n)	17	*
Jeff Shaw (o)	184,641	*
All Directors and executive officers as a group (17 persons) (p)	8,579,096	7.4%

*less than 1%

(a)

With respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of February 28, 2007 (such options being referred to hereinafter as "currently exercisable options").

(b)

The stated number of shares includes 483,160 shares held by the Charles H. O’Reilly, Jr. Revocable Trust, and 473,471 shares controlled by Mr. O’Reilly as trustee of trusts for the benefit of his children.

(c)

The stated number of shares includes 645,427 shares held by the David E. O’Reilly Revocable Trust, 2,021,584 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 7,160 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 473,750 shares subject to currently exercisable options.

(d)	The stated number of shares includes 1,009,777 shares held by the Lawrence P. O’Reilly Revocable Trust.

(e)

The stated number of shares includes 1,289,250 shares held by the Rosalie O’Reilly-Wooten Revocable Trust, 327,519 shares controlled by Ms. Wooten as trustee of a trust for the benefit of her children and 6,302 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as trustee.

(f)	The stated number of shares includes 8,000 shares directly owned by Jay D. Burchfield and 75,000 shares subject to currently exercisable options.

(g)	The stated number of shares includes 2,000 shares directly owned by Joe C. Greene, 800 shares owned by Mr. Greene’s spouse and 15,000 shares subject to currently exercisable options.

(h)	The stated number of shares includes 5,000 shares directly owned by Paul R. Lederer and 75,000 shares subject to currently exercisable options.

(i)	The stated number of shares includes 10,000 shares subject to currently exercisable options owned by John Murphy.

(j)	The stated number of shares includes 15,000 shares subject to currently exercisable options owned by Ronald Rashkow.

(k)

The stated number of shares includes 141,452 shares held by a revocable trust of which Ted Wise, as the sole trustee, has sole voting and investing power, 8,687 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee, 299,350 shares subject to currently exercisable options and 116,000 shares held of record by a revocable trust of which Mr. Wise's spouse, as the sole trustee, has sole voting and investment power.

(l)

The stated number of shares includes 19,820 shares jointly owned by Greg Henslee and his spouse, 4,569 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee, 12,126 shares held in the O’Reilly Automotive Employee Stock Purchase Plan with UMB Bank, N.A. as trustee and 325,600 shares subject to currently exercisable options.

(m)

The stated number of shares includes 1,424 shares directly owned by James R. Batten, 6,451 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee and 97,815 shares subject to currently exercisable options.

(n)	The stated number of shares includes 17 shares held in the O’Reilly Employee Stock Purchase Plan owned by Thomas G. McFall.

(o)

The stated number of shares includes 18,119 shares held by the Jeffrey M. Shaw Living Trust, 902 shares held in the O’Reilly Employee Stock Purchase Plan, 2,608 shares held in the O’Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee, 512 shares awarded by the Company’s Performance Incentive Plan and 162,500 shares subject to currently exercisable options.

(p)	The stated number of shares includes currently exercisable options to purchase a total of 1,940,015 shares held by the Company’s Directors and executive officers as a group.

PROPOSAL 1–ELECTION OF CLASS II DIRECTORS

Information About The Nominees And Directors Continuing in Office

The Company's Amended and Restated Bylaws and Restated Articles of Incorporation, currently provide for three classes of Directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class III and Class I Directors expire in 2008 and 2009, respectively. The Board of Directors has nominated Lawrence P. O’Reilly, Rosalie O’Reilly-Wooten and Joe C. Greene, who are current Class II Directors, for a term expiring at the Company’s annual shareholders meeting in 2010.

The following table lists the principal occupation for at least the last five years of each of the nominees and the present Directors continuing in office, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a Director (each serving continuously since first elected or appointed unless otherwise stated), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940 (as specifically noted).

Name	Age	Principal Occupation	Service as Director Since
		Nominees for Director – Class II (To Be Elected to Serve a Three-Year Term Expiring in 2010)
Lawrence P. O’Reilly	60	Retired from active Company management, February 2003; Vice-Chairman of the Board from February 2005 to current; Co-Chairman of the Board from August 1999 to February 2005; Chief Operating Officer from March 1993 to February 2003; President from March 1993 to August 1999; Vice President of the Company from 1975 to March 1993. Chairman and Director of St. Johns Hospital since January 2000; Director of Drury University since June 1993; Chairman of the Missouri Sports Hall of Fame since January 2003; and Trustee of the Lance Armstrong Endowment Board since December of 2005.	1969

Rosalie O’Reilly-Wooten	65	Retired from active Company management, February 2002. Executive Vice President of the Company from March 1993 to February 2002 where she managed Telecommunications, Risk Management and Human Resources. Currently serving on the Ozarks Greenways Board of Directors, CASA Advisory Board, Breast Cancer Foundation of the Ozarks Advisory Board and Missouri Council for the Arts Board.	1980

Joe C. Greene	70	Of Counsel to Husch and Eppenberger law firm, Director Ozarks Coca-Cola Bottling Company, Director of Missouri Sports Hall of Fame, Director of Commerce Bank, N.A. Mr. Greene has engaged in the private practice of law for more than 45 years.	1993

Name	Age	Principal Occupation	Service as Director Since
		Directors Continuing in Office – Class III (Term Expiring in 2008)
David E. O’Reilly	57	Chairman of the Board from February 2005 to current; Co-Chairman of the Board from August 1999 to February 2005; Chief Executive Officer from March 1993 to February 2005; President of the Company from March 1993 to August 1999; Vice President of the Company from 1975 to March 1993.	1972

Jay D. Burchfield	60	Chairman of the Board and Director of Trust Company of the Ozarks since April 1998; Director of Primary Care Network since January 1998; Director of Quest Capital Alliance since January 2002; Director of The Beer Company since January 2003. Mr. Burchfield’s career has spanned more than 30 years in the banking and financial services industry.	1997

Paul R. Lederer	67	Retired October 1998; Executive Vice President of Worldwide Aftermarket of Federal-Mogul Corporation February 1998 to October 1998; President and Chief Operating Officer of Fel-Pro from November 1994 to February 1998, when it was acquired by Federal-Mogul Corporation; presently a Director of the following companies: MAXIMUS, Dorman Products, UCI, Inc. and Proliance. Mr. Lederer had been a Director of the Company from April 1993 to July 1997 and was appointed again as a Director in 2001.	2001

		Directors Continuing in Office—Class I (Term Expiring in 2009)
Charles H. O’Reilly, Jr.	67	Retired from active Company management, February 2002. Vice-Chairman of the Board since August 1999; Chairman of the Board from March 1993 to August 1999; President and Chief Executive Officer of the Company from 1975 to March 1993.	1966

John Murphy	56	President and Chief Operating Officer of Accuride Corporation, 1998 to present. Executive Vice President, Administration/Chief Financial Officer/Corporate Secretary of North American Stainless, Inc. 1994 to 1997.	2003

Ronald Rashkow	66	Principal of RPMS, Inc., an investment banking services firm. Member of the advisory Board of Hilco Trading Co and Ygomi LLC. Founder of Handy Andy Home Improvement Centers and a founding principal of Chapman Partners, LLC. Founder and Chairman of Yoffi Fine Jewelry, a direct selling and internet marketing organization. General partner in several commercial shopping centers and retail properties.	2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II NOMINEES.

INFORMATION CONCERNING BOARD OF DIRECTORS

Director Independence

Rules of the Nasdaq Stock Market (the “Nasdaq”) require that a majority of the Board of Directors be “independent,” as defined in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards (the “NASD Rule”). Under the NASD Rule, a director is independent if he or she is not an officer or employee of the Company and does not have any relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has reviewed the independence of its directors under the NASD Rule. During this review, the Board considered transactions and relationships between each director or any member of his or her family and the Company including all legal and other fees paid to Husch & Eppenberger, LLC, where Joe C. Green is a partner. Consistent with these considerations, the Board has determined that Messrs. Murphy, Lederer, Rashkow, Burchfield and Greene are independent under the NASD Rule.

Family Relationships

Charles H. O’Reilly, Jr., Rosalie O’Reilly-Wooten, Lawrence P. O’Reilly and David E. O’Reilly are siblings.

Lead Director

Following the passage of the Sarbanes-Oxley Act of 2002 and in the interest of sound corporate governance, the Board has adopted a practice of appointing a Lead Director who is charged with acting as a liaison among other directors, with management and between board committees and the board. The Lead Director could also preside at board meetings in the absence of the chairman. This position improves the functionality of the Board and its Committees and aids in the fiduciary obligations each director has to the Company and its shareholders. The Corporate Governance/Nominating Committee nominated Paul R. Lederer to serve as Lead Director. The Board of Directors has approved this nomination.

Board and Committee Meetings; Corporate Governance

During fiscal year 2006, four regularly scheduled meetings of the Board of Directors were held. During such year, each Director attended (i) 100% of the total number of meetings of the Board of Directors held during the period for which he or she has served as a Director, and (ii) 100% of the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served.

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. Each committee is governed by its own charter and is comprised solely of independent directors in accordance with the Nasdaq Stock Market Listing Qualifications. Charters for each committee are available on the Company’s website at www.oreillyauto.com, and can be obtained free of charge by written request to the attention of the Secretary at the Company’s address appearing on the first page of this proxy statement or by telephone at (417) 862-2674.

Audit Committee

The Audit Committee currently consists of Messrs. Murphy (Chairman), Lederer and Rashkow. The Board has determined that each member of the Audit Committee is “independent” pursuant to the NASD Rule, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act. In addition, the Board has determined that Mr. Murphy, a member of the Audit Committee, is qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee recommends the engagement of independent auditors, confers with the external auditors regarding the adequacy of our financial controls and fiscal policy and directs changes to financial policies or procedures as appropriate. During fiscal year 2006, eight Audit Committee meetings were held.

Compensation Committee

The Compensation Committee consists of Messrs. Burchfield (Chairman), Lederer and Rashkow. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the establishment and administration of the policies which govern the annual compensation of the Company’s executive officers. The Compensation Committee also administers the Company’s stock option and other benefit plans. The Compensation Committee utilizes third party compensation survey data and has engaged outside advisors and consultants in the past and will do so in the future in order to achieve its goal of attracting and retaining executive officers who contribute to the long-term success of the Company. During fiscal year 2006, four Compensation Committee meetings were held.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee consists of Messrs. Greene (Chairman), Murphy and Burchfield. The principal purposes of the committee are: (1) to establish criteria for the selection of Directors and to recommend to the Board the nominees for Director in connection with the Company’s annual meeting of shareholders; (2) to take a leadership role in shaping the Company’s corporate governance policies and to issue and implement the Corporate Governance Principles of the Company; (3) to develop and coordinate annual evaluations of the Board, its committees and its members; and (4) to adhere to all legal standards required by the Securities and Exchange Commission and The Nasdaq Stock Market. During fiscal year 2006, four Corporate Governance/Nominating Committee meeting were held. Our Corporate Governance Principles may be viewed along with the Corporate Governance/Nominating Committee Ch arter at www.oreillyauto.com.

The Corporate Governance/Nominating Committee does not have a written policy on the consideration of director candidates recommended by shareholders. It is the view of the Board of Directors that all candidates, whether recommended by a shareholder or the Corporate Governance/Nominating Committeee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board and its committees. The established criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole, at a minimum, includes (a) a candidate’s qualification as “independent” under the federal securities laws and the rules and regulations of the Securities and Exchange Commission and Nasdaq applicable to the Board and each of its committees; (b) depth and breadth of experience within the Company’s industry and otherwise; (c) outside time commitments; (d) special areas of expertise; (e) accounting and finance knowledge; (f) business judgment; (g) leadership ability; (h) experience in developing and assessing business strategies; (i) corporate governance expertise; (j) risk management skills; and (k) for incumbent members of the Board, the past performance of the incumbent director. The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of possible candidates from a number of sources, including from members of our Board, our executives, individuals personally known to the members of our Board and other research. The Board believes it is best qualified to identify and evaluate candidates based on its knowledge of the Company’s business structure; however, the Nominating/Governance Committee may also retain one or more third-party search firms to identify suitable candidates.

A shareholder who desires to nominate one or more persons for election as directors shall deliver “timely notice” (as defined in Section 12, Article II of the Company’s Bylaws) of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the Company’s address appearing on the first page of this proxy statement. Such notice shall set forth: (a) the name and address of record of the shareholder who intends to make the nomination; (b) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice; (c) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee; (d) a description of all arrangements or understandings between the shareholder and each nominee, and other arrangements or understandings known to the shareholder, pursuant to which the nomination or nominations are to be made by the shareholder; (e) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (f) the written consent of each proposed nominee to being so named and to serve as a director of the Company. The presiding officer of a meeting may, if the facts warrant, determine at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should make that determination, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

Certain Business Relationships

Joe C. Greene, a director of the Company and a member of the Corporate Governance/Nominating Committee, is a partner in the law firm of Husch & Eppenberger, LLC, which has provided legal services to the Company and is expected to provide legal services to the Company in the future. We believe that the terms of the legal services provided by Mr. Greene are no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Annual Meeting

It is our policy that members of the Board of Directors are not required to attend the Annual Meeting of Shareholders. All members of the Board of Directors attended the Company’s 2006 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors is responsible for recommending to the Board of Directors compensation packages and specific compensation levels for our executive officers and other management team members, establishing policies and guidelines for other benefit programs and administering the award of stock options and other stock-based incentives under our Amended and Restated O’Reilly Automotive, Inc. 2003 Incentive Plan and Amended and Restated O’Reilly Automotive, Inc. 2003 Director’s Stock Plan.

The policies and procedures of the Compensation Committee are designed to assist our Board of Directors in its oversight of the implementation and effectiveness of our policies and strategies regarding the investment in our biggest asset, our people. These strategies and policies include, but are not limited to:

•	recruiting and retaining qualified employees and team members;
•	the career development and progression of our team members;
•	management succession, in conjunction with our Corporate Governance/Nominating Committee; and
•	employment practices.

The main objective of our compensation philosophy is to provide our executive officers and management with a total compensation package that is competitive and equitable and which encourages and rewards performance based in part upon the Company's performance in terms of increases in share value. We believe that aligning the interests of our executives and management with those of our shareholders further promotes the success of not only the Company, but also our team members.

Overview of Our Compensation Programs

The key elements of the compensation packages for our executive officers are base salary, annual cash bonuses and long-term, stock-based incentives. In determining the composition of elements in each compensation package, the Compensation Committee looks to create a balanced reward, utilizing both market-driven influences and external compensation benchmarks as well as current cash considerations. To ensure that the Company thrives in the competitive working environment, the Compensation Committee consults industry resources, references and benchmarks to determine competitive market ranges and reasonable levels of compensation.

In reviewing the compensation packages of each of our executives and management, the Compensation Committee tallies the corresponding dollar value of each element of an individuals compensation, including salary, bonus, accumulated realized and unrealized stock option gains, the dollar value to such individual and cost to the company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the company’s non-qualified deferred compensation program and under several potential severance and change-in-control scenarios. The Company’s Human Resources department provides the Committee with industry benchmark information and compensation survey data. For new appointments to executive management, the Company’s management presents compensation recommendations to the Committee for consideration.

Base Salary

In determining annual base salary, it is the Compensation Committee’s goal to bring our executives and management in line with base compensation being paid by our competitors. The Compensation Committee specifically reviews compensation information for other publicly traded automotive aftermarket companies and compensation surveys and data for other retailers. The Compensation Committee believes that our principal competitors for executive management are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns. Consequently, the companies that are reviewed for such compensation purposes may not be the same as the companies comprising The Nasdaq Retail Trade Stock Price Index included in the Annual Shareholders' Report of the Company for fiscal 2006 that accompanies this Proxy Statement.

Bonuses

The Compensation Committee has established a bonus plan for our Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer based upon certain objective performance goals. Upon achievement of such performance goals, these executive officers receive a bonus based upon a percentage of their respective base salaries for the attainment of a defined performance goal. The Compensation Committee has designed these performance goals to address multiple facets of financial performance, including sales performance, operating income performance, financial returns and various balance sheet measures. Our actual performance in each of these areas is compared to the targets pre-determined by the Committee, in order to determine the bonus amount achieved by each executive officer. The targets are determined by reviewing the performance of industry peers and other comparable companies, our historical performance and trends in the automotive aftermarket and retail industry. Targets are set forth in ranges with a corresponding bonus percentage for each level of attainment. Achievement of targets is measured individually for each target, and bonuses are paid accordingly.

Bonuses awarded to all other senior management are based upon each individual’s contribution, responsibility and performance during the year as well as the attainment of certain company performance goals and are intended to provide compensation at market levels when target performance is achieved and higher than market levels when outstanding financial and operating results are achieved. We believe that bonuses are an important component of total compensation and are a key component to motivate our executives and management to achieve our performance targets.

Long-Term, Stock-Based Incentives

We offer long-term incentives for senior executives and management in the form of stock option awards. Stock options may be awarded to our Chief Executive Officer, our named executive officers, upper- and middle- managers and store managers.

We believe that our stock option award programs are an important component of compensation as an incentive for long-term corporate performance. The Compensation Committee has determined that the annual grant of stock options to our Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is a key component of such executive’s total compensation packages based on their duties. The amounts of such grants are determined by the Committee annually in conjunction with performance reviews and salary adjustments during the February Compensation Committee meeting. In determining whether and how many stock options should be granted, the Committee considers the responsibilities and seniority of each of the executives, as well as our financial performance and other factors as it deems appropriate, consistent with our compensation philosophy and policies.

In the past, the Compensation Committee has reviewed and considered using other equity-based incentives for the long-term compensation component. After a thorough analysis, including the use of a national consulting firm, stock options were considered the most effective method of aligning management interests with those of shareholders.

The Compensation Committee has also established specific awards to be granted upon the achievement of certain defined positions of employment. These are automatic grants that occur on the date of promotion or appointment to such positions with an option price equal to the fair market value of the common stock underlying the option on such date. It is our belief that these position-related grants provide additional incentive to our executives, management and team members to set personal long-term employment goals. In furtherance of this belief, we also have a team member stock purchase plan that enables team members to purchase our common stock at a discount through payroll deductions and a 401(k) plan under which team members can invest in our common stock.

Other

The Company sponsors a 401(k) Profit Sharing and Savings Plan (“401(k) Plan”) that allows team members to make plan contributions on a pre-tax basis. The Company matches 50% of the first 2% of the team member’s compensation, and 25% of the next 4% of the member’s compensation. Although Executive Officers are eligible to participate in the 401(k) plan, the application of the annual limitations on contributions under Section 401(a)(17) of the Internal Revenue Code prevents highly compensated employees, as defined by the Internal Revenue Code, from participating at the same levels as non highly compensated employees. The O’Reilly Automotive Deferred Compensation Plan (“Deferred Comp Plan”) provides executives who participate in the 401(k) Plan with the opportunity to defer up to the full 6% of covered compensation by making contributions to the Deferred Comp Plan that are then matched by the Company as if they had been made under the 401(k) Plan. The Deferred Comp Plan is intended solely to restore contributions lost because of application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. This benefit, which assists Executive’s in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies.

It is our policy to have the compensation paid to our Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other named executive officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. We have structured our incentive plans so that bonuses and stock options are fully deductible.

Change in Control Agreements

The Company has entered into change in control agreements with the Executive Officers, which become effective only upon a Change in Control. Under the agreements, a Change in Control is deemed to occur if:

•	A third party becomes beneficial owner of 40% or more of the Company’s common stock
•	There is a majority change in the number of directors which causes at least 2/3 of the Board of Directors to consist of new directors that were not nominated by the Company
•	The Company engages in a merger or consolidation where the Company would fail to hold at least 60% of the combined voting power of the securities of the surviving entity
•	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company

If upon or within 6 months after a Change in Control, any of the Executive Officers with a valid change in control agreement terminates their employment for “Good Reason” or such Executive’s employment is terminated by the Company without “Cause” or by reason of death or disability, then the Executive will be entitled to:

•	An amount equal to one times the Executive’s annual salary

•	Immediate vesting and exercisability of all outstanding stock options, restricted stock or other equity or equity-based award
•	All accrued but unpaid bonus including any unpaid annual bonus earned in previous years and a prorated portion of current year target bonus
•	Continuation of insurance coverage for 18 months
•	A gross-up payment for excise taxes
•	All Executive legal fees and expenses incurred in disputing the termination of the Executive’s employment

Employment Arrangements with Executive Officers

The Company entered into a written employment agreement effective January 1, 1993, with David E. O'Reilly. Such agreement provides for Mr. O’Reilly to be employed by the Company for a minimum period of three years and automatically renews for each calendar year thereafter. As compensation for services rendered to the Company, the agreement provides for Mr. O’Reilly to receive (i) a base annual salary adjusted annually, and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Compensation Committee.

Mr. O’Reilly’s employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If Mr. O’Reilly’s employment is terminated for cause or if Mr. O’Reilly resigns, his salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates Mr. O’Reilly without cause, all compensation payments will continue through the remainder of the agreement's term. Pursuant to his agreement, Mr. O’Reilly has agreed for so long as he is receiving payments there under to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.

The following table shows the annual compensation paid to or earned by the Executive Officers for the fiscal year ended December 31, 2006:

SUMMARY COMPENSATION TABLE
Name And Principal Position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation ($) (d)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (e)	Total ($)
David E. O’Reilly Chairman of the Board	2006	546,525	--	--	496,650	192,917	--	31,791	1,267,883
Gregory L. Henslee Chief Executive Officer and Co-President	2006	581,433	--	--	137,958	289,375	--	28,010	1,036,776
Ted F. Wise Chief Operating Officer and Co-President	2006	492,679	--	--	496,650	192,917	--	25,543	1,207,789
Thomas G. McFall Chief Financial Officer and Senior Vice- President of Finance	2006	114,067	--	--	100,575	40,030	--	86,801	341,474
James R. Batten Treasurer	2006	192,249	--	--	68,979	54,981	--	19,652	335,861
Jeff M. Shaw Senior Vice-President of Store Operations and Sales	2006	158,137	--	12,626	--	36,895	--	11,685	219,342

(a)	Includes portion of salary deferred at named executive’s election under the Company’s Profit Sharing and Saving Plan.
(b)

Compensation received by Mr. Shaw reflects the vesting of stock awards granted to him under the Company’s Performance Incentive Plan (“PIP”) in 2004, 2005 and 2006. All shares awarded under the PIP vest in equal installments over a three-year period commencing on the first anniversary of the award and are based on the achievement of certain performance goals.

(c)

Option awards granted to the named executive officers become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant. The amounts recognized in the above table reflect the amounts recognized as compensation expense in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”). In conjunction with the provisions of SFAS 123R, the Company amortizes compensation expense for the grant date fair value of option awards evenly over the vesting period under the straight-line method. However, in circumstances where the service period for an option award is nonsubstantive because of an award’s eligibility for immediate vesting under the retirement provisions of the plan, the Company recognizes compensation expense evenly over the substantive service period. The awards granted to Mr. O’Reilly and Mr. Wise in 2006 are eligible for immediate vesting upon their retirement provided that they provide notice of their intent to retire one year prior their retirement date. As such, the option award compensation reflected in the table above for Mr. O’Reilly and Mr. Wise reflects the amortization of the grant date fair value over a substantive service period of one year.

(d)

The bonus amounts were earned in 2006 in conjunction with the bonus plan established by the Board of Directors and were subsequently paid in the first quarter of 2007. In the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders, the bonus amounts, as reflected in the Summary Compensation Table, were reported in the year that the bonuses were paid to the named executive officers rather than in the year earned. The amounts of bonus awards that were earned in 2005 and subsequently paid in 2006 were $1,398,000, $524,250, $524,250, $273,775 and $38,046 for David E. O'Reilly, Greg Henslee, Ted Wise, James R. Batten and Jeff Shaw, respectively.

(e)

Includes Company contributions of $15,450, $14,442, $12,671, $154, $7,371 and $5,567 to its Profit Sharing and Savings Plan and Deferred Compensation Plan made on behalf of David O’Reilly, Gregory Henslee, Ted Wise, Thomas McFall, James Batten and Jeff Shaw, respectively. The amount reflected for Thomas McFall also includes $83,661.52 in relocation expenses paid in conjunction with his hiring and relocation to Springfield, Missouri.

The following table shows all grants of awards in 2006 to each of the Executive Officers named in the Summary Compensation Table:

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#) (c)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David E. O’Reilly	02/09/06	--	--	--	--	--	--	--	45,000	32.78	541,800
	02/09/06	--	400,000	--	--	--	--	--	--	--	--
Gregory L. Henslee	02/09/06	--	--	--	--	--	--	--	50,000	32.78	602,000
	02/09/06	--	600,000	--	--	--	--	--	--	--	--
Ted F. Wise	02/09/06	--	--	--	--	--	--	--	45,000	32.78	541,800
	02/09/06	--	400,000	--	--	--	--	--	--	--	--
Thomas G. McFall	05/31/06	--	--	--	--	--	--	--	50,000	31.69	580,500
	05/31/06	--	40,030	--	--	--	--	--	--	--	--
	12/31/06	--	--	--	--	--	--	--	15,000	32.06	183,600
James R. Batten	02/09/06	--	--	--	--	--	--	--	25,000	32.78	301,000
	02/09/06	--	114,000	--	--	--	--	--	--	--	--
Jeff M. Shaw	02/21/06	--	--	--	--	--	--	573	--	--	18,978
	02/21/06	--	36,895	--	--	--	--	--	--	--	--

(a)

The estimated future payout under non-equity incentive plan columns refers to the potential payouts under the Company’s annual bonus plans. The Compensation Committee approved the goals for the 2006 bonus plans in February 2006. The payout amounts for each Executive were reviewed and approved by the Compensation Committee and the Board of Directors in February 2007 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2006. The Summary Compensation Table details amounts actually paid under the 2006 annual bonus plans in the column Non-Equity Incentive Plan Compensation.

(b)	Restricted shares granted on February 21, 2006 under the Company’s 2005 Performance Incentive Plan, which vest in three equal installments on December 31, 2006, 2007 and 2008.
(c)

Option awards granted to the named executive officers become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant.

The following table details information concerning unexercised stock options, stock options that have not vested and stock awards that have not vested for each of the Executive Officers named in the Summary Compensation Tables as of December 31, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)
David E. O’Reilly	60,000	--	--	13.26	06/14/11	--	--	--	--
	150,000	--	--	11.78	02/13/13	--	--	--	--
	157,500	--	--	18.78	02/05/14	--	--	--	--
	80,000	--	--	23.20	02/03/15	--	--	--	--
	15,000	--	--	24.84	04/06/15	--	--	--	--
	11,250	33,750(a)	--	32.78	02/09/16	--	--	--	--
Gregory L. Henslee	25,000	--	--	10.66	08/05/09	--	--	--	--
	60,000	--	--	13.26	06/14/11	--	--	--	--
	82,000	--	--	11.78	02/13/13	--	--	--	--
	86,100	--	--	18.78	02/05/14	--	--	--	--
	45,000	--	--	23.20	02/03/15	--	--	--	--
	15,000	--	--	24.84	04/06/15	--	--	--	--
	12,500	37,500(a)	--	32.78	02/09/16	--	--	--	--
Ted F. Wise	60,000	--	--	13.26	06/14/11	--	--	--	--
	82,000	--	--	11.78	02/13/13	--	--	--	--
	86,100	--	--	18.78	02/05/14	--	--	--	--
	45,000	--	--	23.20	02/03/15	--	--	--	--
	15,000	--	--	24.84	04/06/15	--	--	--	--
	11,250	33,750(a)	--	32.78	02/09/16	--	--	--	--
Thomas G. McFall	--	50,000(b)	--	31.69	05/31/16	--	--	--	--
	--	15,000(c)	--	32.06	12/31/16	--	--	--	--
James R. Batten	1,565	--	--	13.26	06/14/11	--	--	--	--
	9,500	--	--	11.78	02/13/13	--	--	--	--
	42,000	--	--	18.78	02/05/14	--	--	--	--
	23,500	--	--	23.20	02/03/15	--	--	--	--
	15,000	--	--	24.84	04/06/15	--	--	--	--
	6,250	18,750(a)	--	32.78	02/09/16	--	--	--	--
Jeff M. Shaw	45,000	--	--	6.13	12/01/07	--	--	--	--
	40,000	--	--	10.66	08/05/09	--	--	--	--
	40,000	--	--	13.26	06/14/11	--	--	--	--
	30,000	--	--	19.26	12/31/13	--	--	--	--
	7,500	--	--	24.84	04/06/15	--	--	--	--
	--	--	--	--	--	512(d)	16,415	--	--

(a)	Represents stock options granted on February 9, 2006, which become exercisable in four equal installments on February 9, 2007, 2008, 2009 and 2010.
(b)	Represents stock options granted on May 31, 2006, which become exercisable in four equal installments on May 31, 2007, 2008, 2009 and 2010.
(c)	Represents stock options granted on December 31, 2006, which become exercisable in four equal installments on December 31, 2007, 2008, 2009 and 2010.
(d)

Represents restricted shares granted on February 24, 2005 and February 21, 2006 under the Company’s Performance Incentive Plan, which vest in two installments of 321 shares on December 31, 2007 and 191 shares on December 31, 2008.

The following table lists option awards exercised and shares of stock awards vested during 2006 and the aggregate dollar values realized upon such exercise or vesting for each of the Executive Officers:

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#) (a)	Value Realized On Vesting ($)
David E. O’Reilly	100,000	2,534,625	--	--
Gregory L. Henslee	50,000	1,245,012	--	--
Ted F. Wise	100,000	2,378,438	--	--
Thomas G. McFall	--	--	--	--
James R. Batten	86,935	2,046,760	--	--
Jeff M. Shaw	48,000	1,378,296	479	15,357

(a)

Shares acquired on vesting reflects the vesting of stock awards granted under the Company’s Performance Incentive Plan (“PIP”) in 2004, 2005 and 2006. All shares awarded under the PIP vest in three equal installments commencing on December 31 in the year of the award and annually each December 31 thereafter.

The following table sets forth information regarding the contributions by each Executive Officer and the Company under the O’Reilly Automotive, Inc. Deferred Compensation Plan during 2006 as well as information on aggregate earnings, withdrawals and balances for each Executive Officer named in the Summary Compensation Table:

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions In Last Fiscal Year ($) (a)	Registrant Contributions In Last Fiscal Year ($) (b)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
David E. O’Reilly	26,385	7,208	15,675	--	287,894
Gregory L. Henslee	28,577	8,101	8,182	--	104,871
Ted F. Wise	42,897	4,967	60,365	--	543,315
Thomas G. McFall	--	--	--	--	--
James R. Batten	9,784	2,938	5,085	--	60,808
Jeff M. Shaw	25,046	1,568	19,876	--	161,023

(a)	All executive contribution amounts have been included in the Salary column of the Summary Compensation Table.
(b)	All registrant contribution amounts have been included in the All Other Compensation column of the Summary Compensation Table.
(c)	The terms of the O’Reilly Automotive, Inc. Deferred Compensation Plan are described in the foregoing Compensation Discussion and Analysis.

Compensation of Directors

In 2006, each of the non-employee or non-consultant members of our board of Directors received an annual fee of $30,000 and was paid $2,500 for each Board meeting attended. In addition, the Chairman of our Audit Committee received an annual fee of $5,000 and the Compensation Committee Chairman and the Corporate Governance/Nominating Committee Chairman each received an annual fee of $2,500. We also reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. Directors' fees in the aggregate amount of $209,500 were paid during 2006.

As an incentive for recruiting and retaining qualified directors, we also maintain a director’s stock option plan. This plan provides for an automatic annual grant to each director who is not an employee or consultant of the Company of a non-qualified stock option to purchase 5,000 shares of common stock at a per share exercise price equal to the fair market value of the common stock on the date the option is granted. Traditionally, this annual grant has occurred on the anniversary of the date of our initial public offering. Director stock options vest fully in six months after the date of grant. If a director ceases to be a director for any reason other than retirement, death or disability or seven years after the date on which the option is granted, whichever first occurs, any unexercised options will immediately expire. Each of the Company's five non-employee non-consultant directors in 2006 were granted options during the year to purchase 5,000 shares of common stock under such plan at an exercise price of $34.92 per share.

The following table details the compensation paid to non-employee directors for the fiscal year ended December 31, 2006:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (a)	Total ($)
Charles H. O’Reilly	--	--	--	--	--	140,689	140,689
Lawrence P. O’Reilly	--	--	--	--	--	140,689	140,689
Rosalie O’Reilly-Wooten	--	--	--	--	--	140,689	140,689
Jay D. Burchfield	42,500	--	64,000	--	--	--	106,500
Joe C. Greene	42,500	--	64,000	--	--	--	106,500
Paul R. Lederer	40,000	--	64,000	--	--	--	104,000
John R. Murphy	44,500	--	64,000	--	--	--	108,500
Ronald Rashkow	40,000	--	64,000	--	--	--	104,000

(a)

Represents payments received by Charles H. O'Reilly, Jr., Lawrence P. O’Reilly and Rosalie O’Reilly-Wooten pursuant to written retirement agreements with the Company. Such agreements, as amended and which are in substantially identical form, provide for each of the foregoing executive officers to be employed as a consultant upon retirement from active company management, for a period of ten years at a yearly salary of $125,000, adjusted annually three percent for inflation and payable in equal monthly payments.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now an officer or an employee of the Company or any of its subsidiaries or has been at any time an officer or an employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of directors that the Compensation Discussion and Analysis be included in this Proxy statement and in O’Reilly Automotive, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted,

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF O'REILLY AUTOMOTIVE, INC.

Jay D. Burchfield
Chairman of the Compensation Committee

Paul R. Lederer
Member of the Compensation Committee

Ronald Rashkow
Member of the Compensation Committee

AUDIT COMMITTEE REPORT

The Audit Committee functions pursuant to a written charter, which may be viewed on our website at www.oreillyauto.com. In compliance with that charter and in connection with the December 31, 2006, financial statements, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006; and
•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of American Institute of Certified Public Accountants; and

•

received and reviewed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and as adopted by the Public Accounting Oversight Board in Rule 3600T and discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

John Murphy
Chairman of the Audit Committee

Paul R. Lederer
Member of the Audit Committee

Ronald Rashkow
Member of the Audit Committee

Certain Relationships and Related Transactions

The Company leases 69 store locations from one of two real estate investment partnerships and a limited liability corporation formed by the O'Reilly family. David E. O’Reilly, Lawrence P. O’Reilly, Charles H. O’Reilly, Jr. and Rosalie O’Reilly-Wooten, their spouses, children and grandchildren each hold a beneficial interest in such partnerships or the limited liability company. The Company has entered into separate master lease agreements with each of the affiliated real estate investment partnerships and the limited liability company for the store locations covered thereby. The master leases generally provide for payment of a fixed base rent, payment of certain tax, insurance and maintenance expenses, and an original term of six years, subject to one or more renewals at the Company's option. The original term of the master lease agreements with the real estate investment partnerships expired in December 2004 and has been renewed by modifications to the master lease agreements that extend the term of the lease for each individual property under the lease. The terms of these modifications expire on dates ranging from March 31, 2008 to October 31, 2026. The term of the master lease with the limited liability company expires on either December 31, 2013 or August 31, 2016. The total aggregate rent payments paid by the Company to the partnerships and the limited liability company was $3,413,000 in fiscal 2006. The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations with respect to the timely filing of all reports required to be filed, we believe that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2006 with the following exceptions: Lawrence P. O'Reilly and David E. O'Reilly delivered shares to settle Variable Prepaid Forward contracts on May 26, 2006 that were not reported until June 16, 2006. Charles H. O’Reilly, Jr., and Rosalie O’Reilly-Wooten delivered shares to settle Variable Prepaid Forward contracts on April 12, 2006 and May 26, 2006 that were not reported until June 19, 2006. Rosalie O’Reilly-Wooten sold certain shares indirectly held as trustee of a revocable trust for the benefit of her children on December 8, 2006 that were not reported until February 14, 2007.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent auditors for the year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of our Bylaws, our other governing documents, Missouri or federal law or The Nasdaq National Market Listing Qualifications require shareholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

Fees Paid to Independent Auditors

The following is a summary of fees billed by Ernst & Young LLP for audit and other professional services during the year ended December 31:

Audit Fees:	2006	2005

Consists of fees and expenses billed for the audit of O’Reilly’s consolidated financial statements for such year, the audit of the effectiveness of internal control over financial reporting and for

the review of O’Reilly’s quarterly reports on Form 10-Q	$843,541	$869,191

Audit-Related Fees:

Consists of fees and expenses billed for the annual audit of the

Company’s employee benefit plan and consultations regarding

the Company’s S-8 filing dated August 29, 2006	26,450	12,920

Tax Fees:

Consists of fees and expenses billed for tax advisory services,

including compliance, planning and consultations regarding

FIN 48 adoption	144,639	91,460

All Other Fees	$--	$--

Total Fees	$1,014,630	$973,571

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee, after review and discussion with Ernst & Young LLP of the preceding information, determined that the provision of these services was compatible with maintaining Ernst & Young LLP’s independence.

Ratification of Independent Auditors

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.

ANNUAL SHAREHOLDERS' REPORT

The Annual Shareholders' Report of the Company for fiscal 2006 containing, among other things, audited consolidated financial statements of the Company, accompanies this Proxy Statement.

FUTURE PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be presented at the 2008 Annual Meeting and included in the Company's proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by November 21, 2007. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, the Company's Amended Bylaws require that such proposals must be submitted, not later than February 8, 2008, and not earlier than January 8, 2008.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

MISCELLANEOUS

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

Shareholders are urged to mark, sign, date and send in their proxies without delay or vote via telephone or Internet using the instructions on the proxy card.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with our Board of Directors, specific individual directors or the independent directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the Company’s address appearing on the first page of this proxy statement or via e-mail through our website at www.oreillyauto.com. Such communication will be directed to the intended director, group of directors or the entire Board, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or Annual Report is being delivered to multiple shareholders, sharing an address, unless we have received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the Proxy Statement or Annual Report, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the Proxy Statement or Annual Report, you may call us at (417) 862-6708, or send a written request to O’Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary. Alternatively, shareholders sharing an address who now receive multiple copies of the Proxy Statement or Annual Report may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

ADDITIONAL INFORMATION

Additional information regarding the Company can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed by the Company with the Securities and Exchange Commission.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2006 (as filed with the Securities and Exchange Commission), including financial statements and financial statement schedules (excluding exhibits), is available to shareholders without charge, upon written request to O'Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary.

By Order of the Board of Directors

Tricia Headley

Secretary

Springfield, Missouri

March 20, 2007

O’REILLY AUTOMOTIVE, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of O’Reilly Automotive, Inc., to be held at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri on Tuesday, May 8, 2007, at 10:00 a.m. Central Time.

2006 HIGHLIGHTS

•	14th Consecutive Year of Record Revenues and Earnings

•	11.6% Increase in Sales to $2.28 Billion

•	3.3% Comparable Store Product Sales

•	170 New Stores Opened

•	Net Income of $178.1 Million

•	12.4% Operating Margin

PROXY

O’REILLY AUTOMOTIVE, INC.

Annual Meeting of Shareholders – Tuesday, May 8, 2007

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints David E. O’Reilly, Lawrence P. O’Reilly and Charles H. O’Reilly, Jr., and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote as the undersigned designates, all shares of Common Stock of O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), held by the undersigned on February 28, 2007, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 8, 2007, at 10:00 a.m. Central Time in Springfield, Missouri or at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ACTIONS OR PROPOSALS.

O’REILLY AUTOMOTIVE, INC	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 7, 2007. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by O’Reilly Automotive, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 7, 2007. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return in the postage-paid envelope we have provided or return to O’Reilly Automotive, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

O’REILLY AUTOMOTIVE, INC.

The Board of Directors recommends a vote FOR the following actions or proposals (as described in the accompanying Proxy Statement).

		Election of Directors	For	Withhold	For All	To withhold authority to vote,
			All	All	Except	mark “For All Except” and write the
1.	Proposal to elect Class II Directors (three-year term).					nominee’s number on the line below.
	01)	Lawrence P. O’Reilly
	02)	Rosalie O’Reilly-Wooten	____	____	____	_______________________________
	03)	Joe C. Greene

	Vote on Proposal	For	Against	Abstain
Please sign exactly as name(s) appear
hereon. When shares are held by joint
2.	Ratification of appointment of Ernst & Young, LLP	____	____	____	tenants, both should sign. When signing
	as independent auditors.				as an attorney, executor, administrator,
trustee or guardian, please give full title
In their discretion, the proxies are authorized to vote					as such. If a corporation, please sign in
upon such other business as may properly come before					full corporate name by president or other
the Annual Meeting.					authorized officer. If a partnership,
please sign in partnership name by
authorized person.

__________________________________	_______	__________________________________	_______
Signature	Date	Signature (Joint Owners)	Date